Exhibit 10.1
EXECUTION COPY

FIRST AMENDMENT TO
CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 1, 2020 (this “First Amendment”), is made and entered into by and among MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (“Mondelēz International”), BNP PARIBAS, as Augmenting Lender (the “Augmenting Lender”) and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS, reference is made to the Credit Agreement dated as of March 24, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Mondelēz International, the Lenders from time to time party thereto and the Administrative Agent;
WHEREAS, it is intended that Mondelēz International will obtain the First Amendment Commitment Increase (as defined below);
WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.18 of the Credit Agreement, Mondelēz International has requested that (a) the Augmenting Lender provide a Commitment Increase in an aggregate principal amount of $200,000,000, and (b) the Credit Agreement be amended pursuant to Section 2.18 in the manner provided for herein;
WHEREAS, (x) the Augmenting Lender is willing to provide the First Amendment Commitment Increase to Mondelēz International on the First Amendment Effective Date and (y) the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.     Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This First Amendment constitutes a “Commitment Increase Amendment” as defined in the Credit Agreement.
SECTION 2.     First Amendment Commitment Increase.
(a)     First Amendment Commitment Increase.
(i)    The Augmenting Lender hereby agrees to provide a Commitment Increase to Mondelēz International, effective as of the First Amendment Effective Date, in an aggregate principal amount equal to $200,000,000 (the “First Amendment Commitment Increase”), on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth herein. The First Amendment Commitment Increase shall be deemed to be a “Commitment” (as defined in the Credit Agreement (as amended hereby)) for all purposes of the Credit Agreement and the other documents provided thereunder having terms and provisions identical to those applicable to the Commitments outstanding immediately prior to the First Amendment Effective Date (the “Existing Commitments”).

(ii)    Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the First Amendment Effective Date, the Existing Commitments and the First Amendment Commitment Increase shall constitute a single class of Commitments for all purposes under the Credit Agreement (as amended hereby).
(b)     The Augmenting Lender (i) confirms that a copy of the Credit Agreement and the other applicable documents provided thereunder, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and provide the First Amendment Commitment Increase have been made available to it; (ii) agrees that it will, independently and without reliance upon any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or other documents provided thereunder, including this First Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other documents provided thereunder as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the First Amendment Effective Date such Augmenting Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other documents provided thereunder, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
SECTION 3.     Amendments to Credit Agreement.
(a)     Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
“First Amendment” means, that certain First Amendment to Credit Agreement dated as of April 1, 2020 among Mondelēz International, BNP Paribas and the Administrative Agent.
“First Amendment Effective Date” means, the date on which the conditions precedent set forth in Section 4 of the First Amendment were satisfied or waived in accordance therewith.
“First Amendment Commitment Increase” means the Commitment Increase made on the First Amendment Effective Date pursuant to the First Amendment.
(b)     The defined term “Lenders” is hereby amended to add the following sentence after the last sentence thereof:
For the avoidance of doubt, the Augmenting Lender making the First Amendment Commitment Increase pursuant to the First Amendment shall constitute a “Lender” hereunder.
(c)     Schedule I of the Credit Agreement, the List of Lenders and Commitments, is hereby amended and restated as set forth in Schedule I to this First Amendment.
SECTION 4.     Conditions Precedent to First Amendment Commitment Increase. This First Amendment and the Augmenting Lender’s obligation to provide the First Amendment Commitment Increase pursuant to this First Amendment shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “First Amendment Effective Date”):
(a)     The Administrative Agent shall have received from each party hereto either (i) a counterpart of this First Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this First Amendment.

(b)     On the First Amendment Effective Date, the following statements shall be true, and the acceptance by Mondelēz International of the proceeds of such First Amendment shall be a representation by Mondelēz International that:
(i) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (i) thereof)) are correct on and as of the date of the First Amendment Effective Date, before and after giving effect to such First Amendment and to the application of the proceeds therefrom, as though made on and as of such date; and
(ii) before and after giving effect to the application of the proceeds of the First Amendment on the First Amendment Effective Date (together with any other resources of the Borrowers applied together therewith), no Default or Event of Default has occurred and is continuing or would result from such First Amendment.
(c)     The Administrative Agent shall have received a certificate of an authorized officer of Mondelēz International, dated the First Amendment Effective Date, certifying that the conditions set forth in Section 3.03 of the Credit Agreement shall be satisfied as of such date.
The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5.     Reaffirmation of Guaranty. Mondelēz International hereby acknowledges its receipt of a copy of this First Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this First Amendment and the transactions contemplated hereby, including the provision of the First Amendment Commitment Increase. Mondelēz International hereby (a) affirms and confirms its prior guaranty and other undertakings under the Credit Agreement and the other documents provided thereunder, (b) agrees that (i) the Credit Agreement and the other documents provided thereunder shall continue to be in full force and effect and (ii) the prior guaranty and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Lenders, including the Augmenting Lender, and (c) acknowledges that from and after the date hereof, the First Amendment Commitment Increase from time to time outstanding shall be deemed to be Obligations.
SECTION 6.     Costs and Expenses; Breakage; Indemnification. Section 9.04 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Section was set forth in full herein.
SECTION 7.     Miscellaneous.
(a)     Amendment, Modification and Waiver. This First Amendment may not be amended and no provision hereof may be waived except pursuant to a writing signed by each of the parties hereto.
(b)     Entire Agreement. This First Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
(c)     Governing Law; Jurisdiction; Appointment of Process Agent; Waivers. Sections 9.09 and 9.11 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Sections were set forth in full herein.
(d)     Confidentiality. Sections 9.12 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Section was set forth in full herein.

(e)     Severability. If any provision of this First Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this First Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)     Counterparts; Integration; Effectiveness. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This First Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this First Amendment.
(g)     Headings. The headings of this First Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(h)     Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other documents provided thereunder to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment. Except as specifically amended by this First Amendment, the Credit Agreement and the other documents provided thereunder shall remain in full force and effect and are hereby ratified and confirmed and this First Amendment shall not constitute a novation of the Credit Agreement of any other documents provided thereunder. The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lender under, the Credit Agreement or any of the other documents provided thereunder.
(i)     [Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Michael A. Call
Name: Michael A. Call
Title: Vice President, Global Treasury and Treasurer

[Signature Page to First Amendment to Credit Agreement]

BNP PARIBAS, as a Commitment Increase Lender

By:	/s/ Christopher Sked
Name: Christopher Sked
Title: Managing Director

By:	/s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Carolyn A. Kee
Name: Carolyn A. Kee
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]